UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2013, United Breweries International (UK) Limited (“UBIUK”), the United Kingdom subsidiary of Mendocino Brewing Company, Inc. (the “Company”), entered into an amendment (the “UBIUK License Amendment”) of that certain License Agreement between UBIUK and United Breweries Limited, an Indian corporation (“UB”), dated as of October 8, 1998, as amended (the “UBIUK License”). The UBIUK License grants UBIUK the exclusive license to use certain trademarks and do all things necessary to manufacture, package, market, distribute and sell Kingfisher beer in a defined territory.

Also, on March 11, 2013, UBIUK entered into an amendment (the “KBEL Amendment”) of that certain Distribution Agreement between UBIUK and its subsidiary, Kingfisher Beer Europe Limited (formerly known as UBSN Limited) (“KBEL”) dated October 9, 1998, as amended (the “KBEL License”). The KBEL License grants KBEL exclusive distribution rights with respect to Kingfisher beer and sub-licenses to KBEL rights granted to UBIUK pursuant to the UBIUK License within a defined territory. The KBEL Amendment, together with the UBIUK License Amendment, are referred to in this report as the “Subsidiary Amendments”.

Both Subsidiary Amendments shall be effective October 9, 2013. When effective, the Subsidiary Amendments will: (i) acknowledge that the brewing agreement among UBIUK, KBEL and Shepherd Neame Limited will be replaced with an anticipated new contract brewing agreement between KBEL and a new third-party brewing partner; (ii) authorize KBEL to enter into loan and sub-license agreements with such new brewing partner; (iii) expand the territory covered by the UBIUK License and the KBEL License to cover Canada, additional countries in eastern Europe, and the Caribbean Islands; (iv) delete the United States from the list of territories covered by the UBIUK License and the KBEL License; and (v) extend the term of the UBIUK License and the KBEL License until October 9, 2018.

Lastly, on March 11, 2013, KBEL entered into an amendment (the “Company Amendment”) of that certain Brewing License Agreement between KBEL and the Company dated October 26, 2001 as amended (the “Company License”). The Company License currently grants the Company rights to distribute Kingfisher beer in the United States. When effective, the Company Amendment will change the territory covered by the Company License from the United States to Canada and the Caribbean Islands.

Although, when effective, the Subsidiary Amendments and the Company Amendment will not provide license and distribution rights in the United States, the Company plans to negotiate the continued right to use Kingfisher trademarks and distribute Kingfisher beer in the United States pursuant to a separate arrangement.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Chairman of the Company’s board of directors, Dr. Vijay Mallya, is also the Chairman of UB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: March 15, 2013	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary